Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statement:

Form S-8     333-172330 2010     Stock Incentive Plan

of our report dated March 31, 2011, with respect to the consolidated financial statements of Asia Green Agriculture Corporation, included in this Annual Report (Form 10-K) of Asia Green Agriculture Corporation for the year ended December 31, 2011.

/s/ PKF
PKF Certified Public Accountants Hong Kong, China March 31, 2011